SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE ACT OF 1934
                             (AMENDMENT NO.      )



Filed by the Registrant   [ X ]
Filed by a Party other than the Registrant   [   ]

Check the appropriate box:

[   ]      Preliminary Proxy Statement
[   ]      Confidential, for Use of the Commission Only (as permitted by rule
           14a-6(e)(2))
[ X ]      Definitive Proxy Statement
[   ]      Definitive Additional Materials
[   ]      Soliciting Material Pursuant to Section240.14a-11(c) or
           Section240.14a-12


                               FX ENERGY, INC.
     -------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

          (Name of Person(s) Filling Proxy Statement if other than the
                                  Registrant)


Payment of Filing Fee (Check the appropriate box):
[ X ]   No fee required.
[   ]   $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2),
        or Item 22(a)(2) of Schedule 14A.
[   ]   Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-
        11.

   1)    Title of each class of securities to which transaction applies:

   2)    Aggregate number of securities to which transaction applies:

   3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined).

   4)    Proposed maximum aggregate value of transaction:

   5)    Total fee paid:

[   ]     Fee paid previously by written preliminary materials.

[   ]     Check box if any part of the fee is offset as provided by Exchange Act
          Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

   1)    Amount Previously Paid:
                               --------
   2)    Form, Schedule, or Registration Statement No.:
                                                      -----
   3)    Filing Party:
                     ------------------
   4)    Date Filed:
                   --------------------

                                FX ENERGY, INC.

                                 April 6, 1998



RESCHEDULING OF ANNUAL MEETING FOR MAY 4, 1998

Dear FX Energy Stockholder:

      Enclosed is the Notice respecting the 1998 Annual Stockholders' Meeting of FX Energy, Inc., (the "Company"), together with our 1997 Annual Report and Proxy Statement related to the 1998 Annual Meeting. At this meeting, we will seek your support for the election of directors and for the approval of our 1997 Stock Option Plan.

      Due to difficulties encountered in printing and assembling the enclosed documents, they are being sent to you on or about April 10, 1998, rather than the March 30, 1998, date set forth in the Proxy Statement. In order to provide for more time to solicit proxies for the Annual Meeting and to give each of the Stockholders more time to consider the matters set forth in the Proxy Statement, the Board of Directors has determined that the Annual Meeting shall be rescheduled for May 4, 1998, rather than April 27, 1998. All references in the Proxy Statement to April 27, 1998, should be to the new May 4, 1998, date for the Annual Meeting. The Annual Meeting will take place at the same location and hour as set forth in the Proxy Statement.



                                       Sincerely,

                                       FX ENERGY, INC.


                                       /S/ David N. Pierce
                                       President

                                FX ENERGY, INC.

                                 March 30, 1998




Dear FX Energy Stockholder:

      Our 1997 Annual Report and our Proxy Statement for the 1998 Annual Stockholders' Meeting of FX Energy, Inc. (the "Company"), are enclosed. At this meeting, we will seek your support for the election of directors and for the approval of our 1997 Stock Option Plan.

      These are important considerations for all Stockholders. Therefore, the Board urges you to review each of these proposals carefully. The enclosed Proxy Statement discusses the intended benefits as well as possible disadvantages of these proposals.

      Your Board of Directors believes that the adoption of all of the proposals is in the best interests of all Stockholders.

                                       Sincerely,

                                       /S/ FX ENERGY, INC.
                                       David N. Pierce
                                       President

                                FX ENERGY, INC.
                      3006 SOUTH HIGHLAND DRIVE, SUITE 206
                          SALT LAKE CITY, UTAH  84106

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD APRIL 27, 1998

TO THE STOCKHOLDERS OF FX ENERGY, INC.:

     The 1998 Annual Meeting of the Stockholders (the "Annual Meeting") of FX Energy, Inc. (the "Company"), will be held in the Casper Room, Little America Hotel, 500 South Main Street, Salt Lake City, Utah, on April 27, 1998. The Annual Meeting will convene at 10:00 a.m., local time, to consider and take action on the following proposals:

(1) To elect two directors to serve until the expiration of their respective terms and until their respective successors are elected and qualified;

(2)  To approve the FX Energy, Inc., 1997 Stock Option and Award Plan; and

(3) To transact such other business as may properly come before the Annual Meeting or any adjournment(s) thereof.

     ONLY OWNERS OF RECORD OF THE 12,991,882 SHARES OF THE COMPANY'S COMMON STOCK ISSUED AND OUTSTANDING AS OF THE CLOSE OF BUSINESS ON MARCH 20, 1998, (THE "RECORD DATE"), WILL BE ENTITLED TO NOTICE OF AND TO VOTE AT THE ANNUAL MEETING. EACH SHARE OF COMMON STOCK IS ENTITLED TO ONE VOTE.

     HOLDERS OF AT LEAST A MAJORITY OF THE SHARES OF COMMON STOCK OUTSTANDING ON THE RECORD DATE MUST BE REPRESENTED AT THE MEETING TO CONSTITUTE A QUORUM FOR CONDUCTING BUSINESS.

     THE ATTENDANCE AT AND/OR VOTE OF EACH STOCKHOLDER AT THE ANNUAL MEETING IS IMPORTANT, AND EACH STOCKHOLDER IS ENCOURAGED TO ATTEND.


                                         FX ENERGY, INC.
                                         BY ORDER OF THE BOARD OF DIRECTORS



                                         /S/ Andrew W. Pierce, Secretary

Salt Lake City, Utah
March 30, 1998



                                   IMPORTANT
REGARDLESS OF WHETHER YOU PLAN TO ATTEND THE MEETING IN PERSON, PLEASE FILL IN, SIGN, DATE, AND RETURN THE ENCLOSED PROXY PROMPTLY IN THE SELF-ADDRESSED, STAMPED ENVELOPE PROVIDED. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.



                                SPECIAL REQUEST
IF YOUR SHARES ARE HELD IN THE NAME OF A BROKERAGE FIRM, NOMINEE, OR OTHER INSTITUTION, ONLY IT CAN VOTE YOUR SHARES. PLEASE CONTACT PROMPTLY THE PERSON RESPONSIBLE FOR YOUR ACCOUNT AND GIVE INSTRUCTIONS FOR YOUR SHARES TO BE VOTED.

                                FX ENERGY, INC.
                      3006 SOUTH HIGHLAND DRIVE, SUITE 206
                          SALT LAKE CITY, UTAH  84106

                                PROXY STATEMENT

     This Proxy Statement is furnished in connection with the solicitation of proxies on behalf of the management of FX Energy, Inc. (the "Company"), to be voted at the Annual Meeting of Stockholders to be held in the Casper Room, Little America Hotel, 500 South Main Street, Salt Lake City, Utah, on April 27, 1998, at 10 a.m., local time, or at any adjournment thereof (the "Annual Meeting"). The enclosed Proxy, when properly executed and returned in a timely manner, will be voted at the Annual Meeting in accordance with the directions set forth thereon. If no instructions are indicated on the enclosed Proxy, the Proxy will be voted at the Annual Meeting:

(1) FOR the election of two nominees of management set forth herein as directors of the Company to serve as directors until the expiration of their respective terms and until their successors are elected and qualified;

(2) FOR approval of the FX Energy, Inc., 1997 Stock Option and Award Plan (the "Plan"); and

(3) IN accordance with the best judgment of the persons acting as proxies on other matters presented for a vote.

     The enclosed Proxy, even though executed and returned to the Company, may be revoked at any time before it is voted, either by giving a written notice, mailed or delivered to the Secretary of the Company, by submitting a new Proxy bearing a later date, or by voting in person at the Annual Meeting. If the Proxy is returned to the Company without specific direction, the Proxy will be voted in accordance with the Board of Directors' recommendations as set forth above.

      The entire expense of this Proxy solicitation will be borne by the Company. In addition to this solicitation, officers, directors, and regular employees of the Company, who will receive no extra compensation for such services, may solicit proxies by mail, by telephone, or in person. This statement and form of Proxy were first mailed to Stockholders on or about March 30, 1998.

     Only holders of the Company's 12,991,882 shares of Common Stock, par value $0.001 (the "Common Stock"), issued and outstanding as of the close of business on March 20, 1998 (the "Record Date"), will be entitled to vote at the Annual Meeting. Each share of Common Stock is entitled to one vote. Holders of at least a majority of the 12,991,882 shares of Common Stock outstanding on the Record Date must be represented at the Annual Meeting to constitute a quorum for conducting business.

     All properly executed and returned proxies as well as shares represented in person at the meeting will be counted for purposes of determining if a quorum is present, whether the proxies are instructed to abstain from voting or consist of broker non-votes. Under Nevada corporate law and the Company's Articles of Incorporation and Bylaws, the election of directors requires the vote of a plurality of the shares present at the Annual Meeting. All other matters except certain specified extraordinary matters are considered approved by the Stockholders if approved by at least a majority of the shares present at a meeting of the Stockholders at which a quorum is present. Therefore, abstentions and broker non-votes will have the same legal effect as a vote against matters other than the election of directors; abstentions and broker non-votes will not be counted for the election of directors.

     Officers and directors holding an aggregate of 1,201,860 shares of Common Stock, or approximately 9.3% of the issued and outstanding shares, have indicated their intent to vote in favor of all proposals.



                       PROPOSAL 1:  ELECTION OF DIRECTORS



GENERAL

      The Company's Articles of Incorporation provide that the Board of Directors shall be divided into three classes, with each class as equal in number as practicable. One class is to be elected each year for a three-year term. At the Annual Meeting, two directors will be elected to each serve a three-year term.

      It is intended that votes will be cast, pursuant to authority granted by the enclosed Proxy when properly executed and returned to the Company, for the election of the nominees named below as directors of the Company, except as otherwise specified in the Proxy. In the event a nominee shall be unable to serve, votes will be cast, pursuant to authority granted by the enclosed Proxy, for such person as may be designated by the Board of Directors. Biographical information follows for each person nominated and for each director whose term of office will continue after the Annual Meeting. The officers of the Company are elected at the Annual Meeting of the Board of Directors to hold office until their respective successors are elected and qualified. The information concerning the nominees and directors and their security holdings has been furnished by them to the Company. (See "Principal Stockholders" below.) EXECUTIVE OFFICERS, DIRECTORS, AND NOMINEES

      The Board of Directors' nominees for election as directors of the Company at the Annual Meeting are Scott J. Duncan and Thomas B. Lovejoy. The following table sets forth the name, age, term of directorship, and principal business experience of each executive officer and director of the Company who has served in such position since the Company's last fiscal year:

                          YEAR
                DIRECTOR  TERM          BUSINESS EXPERIENCE DURING PAST
   NAME     AGE  SINCE   EXPIRES        FIVE YEARS AND OTHER INFORMATION
---------- ----- ------- ------- ---------------------------------------------


David N.     51   1992   1999  President and Director of the Company since
Pierce                         1992.  For over three years prior to 1992,
                               Vice-President and Director of the Company's predecessor, Frontier Exploration Company
                               ("Exploration"), co-founded with his brother,
                               Andrew W. Pierce, in January 1989 and acquired by the Company in March 1992. Executive capacities with privately held oil and gas companies since 1979. An attorney with over 20 years' experience in natural resources, securities and international business law.
                               Graduate of Princeton University and Stanford
                               Law School.

Andrew W.    50   1992   2000  Vice-President and Director of the Company
Pierce                         since 1992.  For over three years prior to
                               1992, President and Director of the Company's predecessor, co-founded with his brother, David
                               N. Pierce, in January 1989. Over 20 years' oil and gas exploration, drilling, production and leasing experience, with primary management and line responsibility for drilling and completion operations on more than 75 oil and gas wells in Montana, Wyoming, Utah, and Nevada. Supervises all field operations of the Company.

Thomas B.    61   1995   1998  Vice-chairman of the Board of Directors and a
Lovejoy(1)                     Director of the Company.  Engaged in financial
                               advisory and investment banking activities since 1961. In November 1992, formed Lovejoy
                               Associates, Inc., Greenwich, Connecticut, to provide financial strategic advice respecting private placements, mergers and acquisitions and other financial alternatives. For three years prior to forming Lovejoy Associates, Inc., managing director and head of natural resource, utility, and mining groups for Prudential Securities, Inc., New York City.
                               From 1980 to 1988, managing director and head of the energy, and natural resources group of Paine Webber, Inc. Since 1993, Director of
                               Scaltech, Inc., Houston, Texas, which processes petroleum refinery oily waste. Received B.S.
                               from the Massachusetts Institute of Technology and M.B.A. from Harvard Business School.

Peter L.     59   1996   1999  Director. For over 25 years, employed by
Raven(1)                       Ultramar, PLC, London, England, a British
                               holding company for a world-wide group of operating companies engaged in exploration for, and production of, crude oil and natural gas, and shipping, refining, and marketing of crude oil and petroleum products. From 1957 through 1985, various positions with Ultramar and its U.K. and American held subsidiaries, including chief financial officer of Ultramar PLC. From
                               1985 through 1988, Executive Vice-President, and from 1988 through 1992, President of American Ultramar. Graduate of the Downside
                               School in England, the Institute of Chartered
                               Accountants in 1962, and the Harvard Business
                               School Advanced Management Program in 1987.

Scott J.     49   1993   1998  Vice-President, Treasurer and Director.
Duncan                         Financial consultant to the Company from its
                               inception through April 1993, when he became a full-time employee. From December 1988 through February 1992, a Director and principal stockholder of MusicNet Holding Company, Salt
                               Lake City, Utah, and an executive officer of MusicNet from March 1989 until February 1992.
                               Served as President, Director and principal stockholder of Hastings Corp., Salt Lake City,
                               Utah, from May 1990 until January 1992, when it acquired Anodyne Corporation, a Whitmore Lake,
                               Michigan, manufacturer of a patented lift device. Graduate of the University of Utah
                               School of Business.

Jay W.       46   1996   2000  Director.  Appointed President of Patina Oil &
Decker(1)                      Gas Corporation, a New York Stock Exchange
                               independent oil company, Denver, Colorado, in March 1998. Director of Patina since May,
                               1996.  From September 1995 through March 1998,
                               Executive Vice-President and Director of
                               Hugoton Energy Corporation, a public
                               independent oil company. From 1989 until its merger into Hugoton, President and chief executive officer of Consolidated Oil & Gas,
                               Inc., a private independent oil company based in Denver, Colorado. Between 1989 and 1995, oversaw and directed the growth of Consolidated and its predecessor company from start-up until merger with Hugoton, at a net asset value of more than $100 million. Prior to 1989, served as Vice-President of Operations for General
                               Atlantic Energy Company and in various
                               capacities for Peppermill Oil Company, Wainoco
                               Oil & Gas, and Shell Oil Company.  Received his
                               B.S. degree from the University of Wyoming.

Jerzy B.     47   1996   2000  Vice-President International Exploration, and
Maciolek                       Director.  Employed by the Company since
                               September 1995. Instrumental in the Company's exploration efforts. Serves as a member of the advisory board of the Polish Oil and Gas
                               Company. Prior to becoming a Company employee, a private consultant for over five years, including consulting on hydrocarbon potential of Poland and Kazakhstan, translating and interpreting geological and geophysical information for several integrated hydrocarbon potential reports on Poland and Kazakhstan and developing applied integrated geophysical interpretations over gold mines in Nevada, California, and Mexico. Since 1992, has also provided consulting services to the Company regarding exploration projects in the western
                               United States and Poland. Received a M.S. in exploration geophysics from the Mining and Metallurgy Academy in Krakow, Poland.


(1) Member of the Compensation and Audit Committees of the Board of Directors of the Company.

BOARD MEETINGS AND COMMITTEES

     The Board of Directors had four formal meetings during 1997 and one meeting to date in 1998. The directors also discussed the business and affairs of the Company informally on numerous occasions throughout the year and took several actions through unanimous written consents in lieu of meetings. Jerzy B. Maciolek, a Director and Vice President of International Exploration of the Company who is responsible for the Company's day to day activities in Poland, consulted with the members of the Board of Directors informally from time to time during 1997, but attended only one formal meeting.

      The Audit Committee met twice during 1997 and has met once to date in 1998 to review the results of the audit of the 1997 financial statements of the Company by its auditor. The Audit Committee recommends the selection of independent auditors, approves the scope of audit and related fees, and reviews financial reports, audit results, internal accounting procedures, related party transactions, where appropriate, and programs to comply with applicable requirements relating to financial accountability. The Audit Committee's responsibilities also include compliance responsibilities to develop policies and procedures for compliance by the Company and its officers and directors with applicable laws and regulations.

      The Compensation Committee met twice during 1997 to review and approve stock option grants and bonus payments for the 1997 year. The Compensation Committee has met once to date in 1998. The Compensation Committee has the responsibility of reviewing performance of senior management, recommending compensation, and developing compensation strategies and alternatives throughout the Company.

      In connection with the adoption of a Stockholder Rights Plan, the Board of Directors also formed a Rights Redemption Committee to perform certain functions in accordance with such plan and appointed Messrs. David N. and Andrew W. Pierce, Lovejoy, Raven, and Decker to such committee. The Rights Redemption Committee has not met.


VOTE REQUIRED

     Directors are elected by the affirmative vote of the holders of a plurality of the shares of Common Stock voted at the Annual Meeting. Abstentions and broker non-votes will not be counted in the election of directors.

      THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF THE NOMINEES OF MANAGEMENT SET FORTH HEREIN AS DIRECTORS OF THE COMPANY, TO SERVE IN SUCH CAPACITIES UNTIL THE EXPIRATION OF THEIR TERM AND UNTIL THEIR SUCCESSORS ARE ELECTED AND QUALIFIED.



CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

      Unless otherwise indicated, the terms of the following transactions between related parties were not determined as a result of arm's length negotiations.

     Consulting Agreement

     Pursuant to a consulting agreement with the Company, Lovejoy Associates, Inc., a company owned by Thomas B. Lovejoy, advises the Company respecting future financing alternatives, identification of possible sources of debt and equity financing and the Company's relationship with the investment community, at a fee of $10,000 per month through December 31, 1997. The agreement has been extended through 1998 at a rate of $15,000 per month. The foregoing was not the result of arm's length negotiations.

     Option Exercises and Loans

     During 1997, the Company advanced $150,000 to David N. Pierce, repayable with interest at 7.7%. on December 31, 1998. Subsequently, the Company advanced an additional $50,000 to David N. Pierce under the same arrangement.

     On February 17, 1998, David N. and Andrew W. Pierce each exercised options that were to expire in May 1998 to purchase 150,000 shares of Common Stock for $1.50 per share and paid the exercise price by applying a bonus credit for $100,000 earned in 1997 and delivering a promissory note for $125,000 due, with interest at 7.7%, December 31, 1998. The foregoing option exercises, which the Company's Compensation Committee endorsed consistent with its objective that management should increase its equity stake in the Company, resulted in taxable income at ordinary rates to each executive of $881,250, the amount by which the market price of the stock as of the date of exercise exceeded the exercise price for the 150,000 shares purchased, notwithstanding the fact that the transaction generated no cash with which the executives could pay such taxes. In order to assist such executives in meeting these income tax and other obligations so that they would not be required to raise funds through the premature sale of Common Stock in the trading market before the opportunity for the Company to realize results from currently planned exploration drilling, the disinterested directors unanimously approved interim loans to such individuals to assist them in meeting their short-term obligations.

     In consideration of the agreement of David N. Pierce and Andrew W. Pierce not to sell stock in market transactions, the Company agreed to aggregate advances through April 15, 1999 of $950,954 to David N. Pierce, including amounts previously advanced, and $769,924 to Andrew W. Pierce. Under the new arrangement, all amounts advanced are repayable, with interest at 7.7% from the date of the separate advances, in cash or by the delivery of Common Stock by December 31, 1999. The loans are collateralized by pledges of shares of Common Stock with a value at $7.375 per share, the market price of the shares on the date of exercise, equal to the total amount advanced. Both of the executives agreed that they will not sell any Common Stock until the later of the announcement of the results of the first two Apache exploratory wells in Poland or the first commercially successful well in Poland or December 31, 1998 (the "Lockup Period"). Following the termination of the Lockup Period, the Company may demand payment of the obligations on 45 days' written notice, in which case the executives may elect to repay the obligation by paying cash or tendering the shares of Common Stock. pledged or other shares with a current market value equal to the amount due. The loans may be prepaid by the executives at any time.


PRINCIPAL STOCKHOLDERS

      The following table sets forth, as of the Record Date, the name, address and shareholdings of each person who owns of record, or was known by the Company to own beneficially, 5% or more of the Common Stock currently issued and outstanding; the name and shareholdings of each director; and the shareholdings of all executive officers and directors as a group. Unless otherwise indicated, all shares consist of Common Stock, and all such shares are owned beneficially and of record by the named person or group.

                                                           PERCENTAGE
 NAME OF BENEFICIAL OWNER    NATURE OF     AMOUNT(1)           OF
                             OWNERSHIP                     OWNERSHIP(2)
-------------------------- ------------    -------------   -------------

DIRECTORS AND PRINCIPAL STOCKHOLDERS

 David N. Pierce           Common Stock      279,993(3)        2.2%
                           Options           705,000(6)        5.1
                                           ---------
                           Total             984,993           7.2

 Andrew W. Pierce          Common Stock      239,000           1.8%
                           Options           660,000(6)        4.8
                                           ---------
                           Total             899,000           6.6

 Thomas B. Lovejoy         Common Stock      464,867(4)        3.6%
                           Options           450,000(6)        3.3
                                           ---------
                           Total             914,867           6.8

 Scott J. Duncan           Common Stock      178,000(5)        1.4%
                           Options           150,000(6)        1.1
                                           ---------
                           Total             328,000           2.5

 Peter L. Raven            Common Stock       40,000           0.3%
                           Options            12,000(6)        0.1
                                           ---------
                           Total              52,000           0.4

 Jay W. Decker             Options            12,000(6)       --

 Jerzy B. Maciolek         Options           410,000(6)        3.1%


ALL EXECUTIVE OFFICERS AND Common Stock    1,201,860           9.3%
DIRECTORS AS A GROUP (7    Options         2,399,000          15.6
PERSONS)                                   ---------

                           Total           3,600,860          23.4



(1) Except as otherwise noted, shares are owned beneficially and of record, and such record stockholder has sole voting, investment, and dispositive power.
(2) Calculations of total percentages of ownership outstanding for each individual assumes the exercise of options held by that individual to which the percentage relates. Percentages calculated for totals of all executive officers and directors as a group assume the exercise of all options held by the indicated group.
(3) Includes 39,993 shares held by Mr. Pierce jointly with his wife, Mary Phillips; 19,000 shares held by Mary Phillips; 40,000 shares held by Mr. Pierce as custodian for minor children; 21,000 shares held by Alyssa Thirsk, an adult child living in Mr. Pierce's household; and 23,000 held by Mary Phillips as custodian for a minor child. Mr. Pierce is deemed to hold
     or share voting and dispositive power over all of such shares.   Mr.
     Pierce's address is in care of the Company.
(4) Includes 51,000 shares held in trust for the benefit of Mr. Lovejoy's children, 49,500 shares held in Mr. Lovejoy's IRA account, 10,000 shares held by Mr. Lovejoy's spouse's IRA account, and 210,000 shares held by Lovejoy Associates, Inc., (of which Mr. Lovejoy is sole owner). Mr. Lovejoy is deemed to hold dispositive power over all of such shares. Mr. Lovejoy's address is 48 Burying Hill Road, Greenwich CT 06831.
(5) Includes 123,000 shares held by Mr. Duncan jointly with his wife, Cathy H. Duncan; 7,000 shares held solely by Cathy H. Duncan; and 48,000 shares held by Cathy Duncan as custodian for minor children. Mr. Duncan is deemed to hold or share voting and dispositive power over all of such shares.
(6) These options give the holders the right to acquire shares of Common Stock at prices ranging from $1.50 to $10.25 per share with various expiration dates ranging from August 2000 to November 2004. Certain of the options are subject to vesting requirements but are reflected in the table as being fully vested and exercisable.


SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's directors and executive officers, and persons who own more than 10% of a registered class of the Company's equity securities, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of equity securities of the Company. Officers, directors, and greater than 10% stockholders are required to furnish the Company with copies of all section 16(a) forms they file.

     Based solely upon a review of Forms 3, 4, and 5, and amendments thereto, furnished to the Company during or respecting its last fiscal year ended December 31, 1997, no person who, at any time during the most recent fiscal year, was a director, officer, beneficial owner of more than 10% of any class of equity securities of the Company or any other person known to be subject to
Section 16 of the Exchange Act failed to file, on a timely basis, reports required by Section 16(a) of the Exchange Act, except that timely reports were not filed for four transactions by Mr. Lovejoy's spouse's IRA account, which resulted in the acquisition of a net of 9,000 shares of Common Stock, or the acquisition of 3,000 shares of Common Stock by a trust for the benefit of Mr. Lovejoy's children.


EXECUTIVE COMPENSATION

      Summary Compensation

      The following table sets forth, for the last three fiscal years of the Company, the annual and long term compensation earned by, awarded to, or paid to the person who was Chief Executive Officer of the Company and each other Executive Officer of the Company as of the end of the last fiscal year (the "Named Executive Officers").

                                                             LONG TERM COMPENSATION
                                                        ----------------------------------
                              ANNUAL COMPENSATION               AWARDS           PAYOUTS
                 -------------------------------------  ----------------------  ----------
      (A)         (B)       (C)        (D)       (E)                   (G)         (H)       (I)
                                                OTHER
                                               ANNUAL   RESTRICTED  SECURITIES            ALL OTHER
   NAME AND      YEAR                          COMPEN-    STOCK     UNDERLYING    LTIP     COMPEN-
   PRINCIPAL     ENDED     SALARY     BONUS    SATION    AWARD(S)    OPTIONS/    PAYOUTS    SATION
   POSITION    DEC. 31,     ($)        ($)       ($)       ($)         SARS        ($)       ($)
                                                                      (NO.)
------------   --------  --------  --------- --------  ---------- ------------ ---------- ----------
David N. Pierce  1997    $153,456  $ 185,760     --         --        55,000       --         --
President (CEO)  1996     129,000     80,000     --         --        75,000       --         --
                 1995     120,000     --         --         --       100,000       --         --

Andrew W.        1997    $114,267  $ 115,200     --         -         45,000       --         --
Pierce
Vice-President   1996     111,753     80,000     --         --        65,000       --         --
(COO)            1995      75,000     --         --         --        50,000       --         --

Scott J. Duncan  1997     $88,750  $  90,000     --         --        45,000       --         --
Treasurer        1996      67,500     50,000     --         --        55,000       --         --
                 1995      60,000     --         --         --        50,000       --         --

Jerzy B.         1997    $113,600  $ 115,200     --         --        45,000       --         --
Maciolek
Vice-President   1996      87,000     80,000     --         --        65,000       --         --
                 1995      25,000     --         --         --       200,000       --         --

     Option/SAR Grants in Last Fiscal Year

      The following table sets forth information respecting all individual grants of options and stock appreciation rights ("SARs") made during the last completed fiscal year to the Named Executive Officers of the Company.

       (A)              (B)              (C)          (D)        (E)
                     NUMBER OF       % OF TOTAL
                    SECURITIES      OPTIONS/SARS    EXERCISE
                    UNDERLYING       GRANTED TO     OR BASE
                   OPTIONS/SARS   EMPLOYEES DURING   PRICE   EXPIRATION
      NAME         GRANTED (NO.)     FISCAL YEAR   ($/SHARE)    DATE
----------------   ------------   ---------------- --------- ----------

David N. Pierce       55,000            7.58%         $6.625  11/30/04
Andrew W. Pierce      45,000            6.20%         $6.625  11/30/04
Scott J. Duncan       45,000            6.20%         $6.625  11/30/04
Jerzy B. Maciolek     45,000            6.20%         $6.625  11/30/04

See the following for a discussion of the terms of the options granted to executive officers.

     Aggregate Option/SAR Exercises in Last Fiscal Year and Year End Option/SAR Values

      The following table sets forth information respecting the exercise of options and SARs during the last completed fiscal year by the Named Executive Officers and the fiscal year end values of unexercised options and SARs.

       (A)           (B)       (C)           (D)                 (E)
                                          NUMBER OF
                                         SECURITIES     VALUE OF UNEXERCISED
                                         UNDERLYING         IN-THE-MONEY
                    SHARES               UNEXERCISED     OPTIONS/SARS AT FY
                   ACQUIRED          OPTIONS/SARS AT FY          END
                      ON      VALUE       END (NO.)              ($)
                   EXERCISE REALIZED    EXERCISABLE/        EXERCISABLE/
       NAME         (NO.)      ($)      UNEXERCISABLE     UNEXERCISABLE(1)
---------------    -------- -------- -----------------   --------------------
David N. Pierce       --       --    625,000/255,000(2)  $2,150,000/$700,000
Andrew W. Pierce      --       --    565,000/245,000(3)  $1,450,000/$700,000
Scott J. Duncan       --       --     105,000/45,000(4)     $175,000/$   --
Jerzy B. Maciolek   50,000  $550,000 215,000/195,000(5)     $750,000/$   --

------------

(1) Based on the closing sales price for the Common Stock of $6.50 on December 31, 1997.
(2) Includes options to purchase 150,000 shares of Common Stock at any time through May 6, 1998, at an exercise price of $1.50 per share; 500,000 shares of Common Stock becoming exercisable in installments of 100,000 shares per year commencing June 1, 1995, at an exercise price of $3.00 per share through June 9, 2004; 100,000 shares of Common Stock at any time through October 5, 2000, at an exercise price of $3.00 per share; 75,000 shares of Common Stock at an exercise price of $8.875 per share through November 4, 2001; and 55,000 shares of Common Stock becoming exercisable in 1/3 installments per year commencing on the first anniversary of grant at an exercise price of $6.625 per share, expiring November 30, 2004. Subsequent to December 31, 1997, David N. Pierce exercised his options to purchase 150,000 shares of Common Stock at an exercise price of $1.50 per share and transferred options to purchase 25,000 shares of Common Stock at an exercise price of $8.875 per share to an unrelated individual.
(3) Includes options to purchase 150,000 shares of Common Stock at any time through May 6, 1998, at an exercise price of $1.50 per share; 500,000 shares of Common Stock becoming exercisable in installments of 100,000 shares per year commencing June 1, 1995, at an exercise price of $3.00 per share through June 9, 2004; 50,000 shares of Common Stock at any time through October 5, 2000, at an exercise price of $3.00 per share; 65,000 shares of Common Stock at an exercise price of $8.875 per share through November 4, 2001; and 45,000 shares of Common Stock becoming exercisable in 1/3 installments per year commencing on the first anniversary of grant at an exercise price of $6.625 per share, expiring November 30, 2004. Subsequent to December 31, 1997, Andrew W. Pierce exercised his options to purchase 150,000 shares of Common Stock at an exercise price of $1.50 per share.
(4) Includes options to purchase 50,000 shares of Common Stock at any time through October 5, 2000, at an exercise price of $3.00; 55,000 shares of Common Stock at an exercise price of $8.875 per share through November 4, 2001; and 45,000 shares of Common Stock becoming exercisable in 1/3 installments per year commencing on the first anniversary of grant at an exercise price of $6.625 per share, expiring November 30, 2004.
(5) Includes options to purchase 150,000 shares of Common Stock at any time through August 30, 2000, at an exercise price of $1.50; 65,000 shares of Common Stock at an exercise price of $8.875 per share through November 4, 2001; 50,000 shares of Common Stock becoming exercisable in 1/3 installments per year commencing on the first anniversary of grant at an exercise price of $8.25 per share, expiring May 11, 2004; 100,000 shares of Common Stock becoming exercisable in 1/3 installments per year commencing on the first anniversary of grant at an exercise price of $7.25 per share, expiring July 17, 2004; 45,000 shares of Common Stock becoming exercisable in 1/3 installments per year commencing on the first anniversary of grant at an exercise price of $6.625 per share, expiring November 30, 2004.

     On February 17, 1998, David N. Pierce and Andrew W. Pierce each exercised options to purchase 150,000 shares at $1.50 per share. Each paid the exercise price by applying a $100,000 bonus credit each had received in 1997 and delivering a $125,000 promissory note bearing interest at 7.7% due December 31, 1998.



     Directors' Compensation

     The Company reimburses its directors for costs incurred by them in attending meetings of the Board of Directors and its committees. In addition, the Company paid Thomas B. Lovejoy's company, Lovejoy Associates, Inc., $10,000 per month for certain consulting services, including Mr. Lovejoy's services as a director through December 31, 1997. The Company has agreed to pay $15,000 per month through December 31, 1998.

     During 1997, Mr. Raven received a cash fee of $26,250 and was granted seven-year options to purchase 6,000 shares of Common Stock at $10.25 per share and options to purchase 6,000 shares of Common Stock at $6.625 per share, the respective market price of the Common Stock as of the date of each grant.

     In connection with Jay W. Decker's appointment to the Board of Directors, the Company agreed to pay annual cash compensation of $18,000. In addition, during 1997, the Company granted Mr. Decker seven-year options to purchase 6,000 shares of Common Stock at $6.625 per share, the market price of the Common Stock at the date of grant.

     The Company does not pay any separate compensation to employees who serve on the Board of Directors.

      Employment Agreements, Termination of Employment, and Change in Control

      David N. Pierce and Andrew W. Pierce, officers and directors, are employed by the Company under three-year employment agreements effective through December 1, 2000, providing for annual salaries during 1997 of $153,456 and $114,267, respectively, with annual increases of at least 7.5% and bonus compensation, as determined by the Company's Board of Directors or the compensation committee. The term of each employment agreement is automatically extended for an additional year on the anniversary date of such agreement. In the event of termination of employment resulting from a change in control of the Company not approved by the Board of Directors, each of the above employees would be entitled to a termination payment equal to 150% of his annual salary at the time of termination and the value of previously granted employee benefits, including the repurchase of outstanding options.

      Effective April 18, 1997, the Company entered into an employment agreement with Scott J. Duncan, an officer and director, on terms substantially similar to those agreements with Messrs. Pierce, at an annual salary of $90,000.

      On July 1, 1996, the Company entered into an employment agreement with Jerzy B. Maciolek, who is an officer of the Company. The term of the employment agreement is automatically extended for an additional year on the anniversary date of such agreement. The agreement provides for an initial annual salary of $96,000 with an annual increase to be determined by the Company's Board of Directors or Compensation Committee. The employment agreement also provides for annual bonuses of $100,000, payable in cash or stock or options, as may be determined by the Board of Directors or the Compensation Committee, based on the progress of projects on which Mr. Maciolek is primarily engaged. In May 1997, the agreement was amended to provide that on each of May 12, 1998, 1999, and 2000, Mr. Maciolek will receive a bonus in the form of a $100,000 credit that may be applied against the exercise of his options to purchase Common Stock. In the event the employment contract is terminated by the Company, other than for cause, or by Mr. Maciolek for cause or because of a change in control of the Company, Mr. Maciolek is entitled to a termination payment equal to any accrued but unpaid salary and unreimbursed expenses and benefits plus his salary for the remaining term of the employment agreement. Additionally, all options held by Mr. Maciolek shall immediately vest and not be forfeited.

     Options Granted to Officers, Directors, Employees, and Consultants

     The Company currently has outstanding options to purchase an aggregate of 3,056,500 shares that has been granted to officers, directors, employees, and consultants of the Company. Of such options, 815,500 contain vesting limitations contingent on continuing association with the Company. These options are exercisable at prices ranging between $1.50 and $10.25 per share. Options issued to executive officers and directors contain terms providing that in the event of a change in control of the Company and at the election of the optionee, the unexercised options will be canceled, and the Company will pay to the optionee an amount equal to the number of unexercised options multiplied by the amount by which the fair market value of the Common Stock as of the date preceding the change of control event exceeds the option exercise price. The grants of options to officers and directors were not the result of arm's length negotiations.





           PROPOSAL 2:  APPROVAL OF 1997 STOCK OPTION AND AWARD PLAN



GENERAL

     On December 1, 1997, the Board of Directors of the Company approved the terms of the 1997 Stock Option and Award Plan (the "1997 Plan"). In order for certain of the 1997 Plan's provisions to be effective, it must be approved by the Stockholders of the Company and is being submitted for such approval pursuant to this Proxy Statement.

     In the following paragraphs a summary of the terms of the 1997 Plan is provided. The following summary is qualified in its entirety by the provisions of the 1997 Plan, the form of which is attached hereto at Appendix "A".

PLAN SUMMARY

     The Board of Directors of the Company believes that it is important that senior management as well as other employees and individuals who contribute to the success of the Company have a stake in the enterprise as Stockholders. Consistent with this belief, the award of stock options has been and will continue to be an important element of their compensation program. The Board of Directors and the Stockholders previously approved and adopted the 1995 Stock Option and Award Plan and the 1996 Stock Option and Award Plan. Through December 31, 1997, options to purchase an aggregate of 982,000 shares had been granted under such plans, leaving only 18,000 shares available under such plans. As the award of stock options is an important element of the Company's compensation program, the Board of Directors believes that another plan should be adopted.

     The 1997 Plan is intended to (a) attract competent directors, executive personnel, and other employees, (b) ensure the retention of the services of existing directors, executive personnel and employees, and (c) provide incentives to all of such personnel to devote the utmost effort and skill to the advancement and betterment of the Company by permitting them to participate in ownership and thereby permitting them to share in increases in the value which they help produce.

     The 1997 Plan is to be administered either by the Board of Directors or by the appropriate committee (the "Committee") to be appointed from time to time by such Board of Directors. Currently the Compensation Committee recommends to the Board of Directors actions respecting the 1997 Plan. Awards granted under the 1997 Plan may be incentive stock options ("ISOs") as defined in the Internal Revenue Code (the "Code"), appreciation rights, options which do not qualify as ISOs, or stock bonus awards which are awarded to employees, including officers and directors, who, in the opinion of the Board or the Committee, have contributed, or are expected to contribute, materially to the success of the Company. In addition, at the discretion of the Board of Directors or the Committee, options or bonus stock may be granted to individuals who are not employees but contribute to the success of the Company.

     The exercise price of options granted under the 1997 Plan is to be based on the fair market value of the underlying Common Stock at the time of grant and, in the case of ISOs, may not be less than 100% of the fair market value of such capital stock on the date the option is granted (110% of the fair market value in the case of 10% Stockholders). Options granted under the 1997 Plan shall expire not later than ten years after the date of grant (five years in the case of ISOs granted to 10% Stockholders). The option price may be paid by cash or, at the discretion of the Company's Board of Directors or Committee, by delivery of shares of Common Stock of the Company already owned by the optionee (valued at their fair market value at the date of exercise), or a combination thereof.

     All of the employees, officers, and directors of the Company are eligible to participate under the 1997 Plan. A maximum of 500,000 shares are available for grant under the 1997 Plan. The identification of individuals entitled to receive awards, the terms of the awards, and the number of shares subject to individual awards are determined by the Board of Directors or the Committee, in their sole discretion; provided, however, that in no event may the aggregate fair market value of shares for which an ISO is first exercisable in any calendar year by any eligible employee exceed $100,000.

     The aggregate number of shares with respect to which options or stock awards may be granted under the 1997 Plan, the number of shares covered by each outstanding option, and the purchase price per share, shall be adjusted for any increase or decrease in the number of issued shares resulting from a recapitalization, reorganization, merger, consolidation, exchange of shares, stock dividend, stock split, reverse stock split, or other subdivision or consolidation of shares. In the case of an ISO, the ratio of the option price immediately after the change to the fair market value of the stock subject to the option immediately after the corporation transaction must not be more favorable to the optionee on a share by share basis than the ratio of the old option price to the fair market value of the stock subject to the option immediately before such transaction. All such adjustments shall be made by the Board or the Committee, whose good faith determination shall be binding absent manifest error.

     The Board of Directors or the Committee may from time to time alter, amend, suspend, or discontinue the 1997 Plan with respect to any shares as to which options or stock awards have not been granted. However, no such alteration or amendment (unless approved by the Stockholders) shall (a) increase (except adjustment for an event of dilution) the maximum number of shares for which options or stock awards may be granted under the 1997 Plan either in the aggregate or to any eligible employee; (b) reduce (except adjustment for an event of dilution) the minimum option prices which may be established under the 1997 Plan; (c) extend the period or periods during which options may be granted or exercised; (d) materially modify the requirements as to eligibility for participation in the 1997 Plan; (e) change the provisions relating to events of dilution; or (f) materially increase the benefits accruing to the eligible participants under the 1997 Plan.

CERTAIN TAX MATTERS

     A participant to whom a nonqualified option is granted will not realize income at the time of the grant. Upon exercise of the option, the excess of the fair market value of the stock on the date of exercise over the exercise price will be taxable to the optionee as ordinary income. The tax basis to the optionee for the stock acquired is the exercise price plus the amount recognized as income. The Company will be entitled to a deduction equal to the amount of the ordinary income realized by the optionee in the taxable year which includes the end of the optionee's taxable year in which he realizes the ordinary income. When shares acquired pursuant to the exercise of the option are disposed of, the holder will realize additional capital gain or loss equal to the difference between the sales proceeds and his or her tax basis in the stock.

     If a participant to whom an option is granted exercises such option by payment of the exercise price in whole or in part with previously owned shares, the optionee will not realize income with respect to the number of shares received on exercise which equals the number of shares delivered by the optionee. The optionee's basis for the delivered shares will carry over to the option shares received. With regard to the number of nonqualified option shares received which exceed the number of shares delivered, the optionee will realize ordinary income at the time of exercise; the optionee's tax basis in these additional option shares will equal the amount of ordinary income realized plus the amount of any cash paid.

     Recipients of ISOs will not be required to recognize income at the time of the grant of the options or at the time of exercise of the options as long as the stock received on exercise is held for at least two years from the date of the grant of the ISOs or one year from the date of exercise (although the difference between the fair market value of the stock and the exercise price paid at the time of exercise must be taken into account for alternative minimum tax purposes). If the stock received upon exercise of an ISO is disposed of prior to the expiration of either of such time periods, the optionee will be required to recognize as ordinary income the amount by which the fair market value of the stock received at the time of exercise exceeds the exercise price of the ISOs.

     Under the 1997 Plan, stock appreciation rights ("SARs") can be granted at the time an option is granted with respect to all or a portion of the shares subject to the related option. SARs can only be exercised to the extent the related option is exercisable and cannot be exercised for the six month period following the date of grant, except in the event of death or disability of the optionee. The exercise of any portion of either the related option or the tandem SARs will cause a corresponding reduction in the number of shares remaining subject to the option or the tandem SARs, thus maintaining a balance between outstanding options and SARs. SARs permit the holder to receive an amount (in cash, shares, or a combination of cash and shares, as determined by the Board of Directors at the time of grant) equal to the number of SARs exercised multiplied by the excess of the fair market value of the shares on the exercise date over the exercise price of the related options.

     Under the terms of the 1997 Plan, the Board of Directors or the Committee may also grant stock awards which may, at the discretion of such Board of Directors or Committee, be subject to forfeiture under certain conditions. Recipients of stock awards will realize ordinary income at the time of the lapse of any forfeiture provisions equal to the fair market value of the shares less any amount paid in connection with the issuance (the Board of Directors or the Committee can require the payment of par value at the time of the grant). The Company will realize a corresponding compensation deduction. The holder will have a basis in the shares acquired equal to any amount paid on exercise plus the amount of any ordinary income recognized by the holder. On sale of the shares, the holder will have a capital gain or loss equal to the sale proceeds minus his or her basis in the shares.

ISSUANCE OF OPTIONS PURSUANT TO THE 1997 PLAN

     At the time of adoption of the 1997 Plan, the Board of Directors also approved the grant of options to purchase an aggregate of 197,500 shares of Common Stock at an exercise price of $6.625 per share under the 1997 Plan. Each option annually vests, commencing on the first anniversary of the date of grant, to become exercisable to purchase 1/3 of the Common Stock covered by such option. If the 1997 Plan is approved by the Stockholders at the Annual Meeting, an aggregate of 75,000 of the 197,500 options approved by the Board of Directors will qualify as ISOs and be subject to the treatment described above.

VOTE REQUIRED

     Adoption of the 1997 Plan requires the approval of a majority of the shares present, in person or represented by Proxy, and entitled to vote at the Annual Meeting. Abstentions and broker non-votes will have the same legal effect as a vote against the approval of the 1997 Plan.

      THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE APPROVAL OF THE 1997 PLAN. IT IS INTENDED THAT, IN THE ABSENCE OF CONTRARY SPECIFICATIONS, VOTES WILL BE CAST PURSUANT TO THE ENCLOSED PROXIES FOR THE APPROVAL OF THE 1997 PLAN.




                         INDEPENDENT PUBLIC ACCOUNTANTS



      The selection of the Company's auditors will not be submitted to the Stockholders for their approval in the absence of a requirement to do so. It is anticipated that representatives of Coopers & Lybrand LLP will be present at the Annual Meeting and will be provided the opportunity to make a statement, if they desire to do so, and be available to respond to appropriate questions.



                             STOCKHOLDER PROPOSALS


      No proposals have been submitted by Stockholders of the Company for consideration at the Annual Meeting. It is anticipated that the next Annual Meeting of Stockholders will be held during April 1999. Stockholders may present proposals for inclusion in the Proxy Statement to be mailed in connection with the 1999 Annual Meeting of Stockholders of the Company, provided such proposals are received by the Company no later than November 28, 1998, and are otherwise in compliance with applicable laws and regulations and the governing provisions of the Articles of Incorporation and Bylaws of the Company.




                                 OTHER MATTERS


     Management does not know of any business other than that referred to herein which may be considered at the Annual Meeting. If any other matters should properly come before the Annual Meeting, it is the intention of the persons named in the accompanying form of Proxy to vote the proxies held by them in accordance with their best judgment.

     In order to assure the presence of the necessary quorum and to vote on the matters to come before the Annual Meeting, please indicate your choices on the enclosed Proxy and date, sign, and return it promptly in the envelope provided. The signing of a Proxy by no means prevents your attending the meeting.

                              By Order of the Board of Directors

                              FX ENERGY, INC.




                              /s/ Andrew W. Pierce, Secretary

Salt Lake City, Utah
March 30, 1998

                                     PROXY
                                FX ENERGY, INC.

ANNUAL MEETING OF THE SHAREHOLDERS OF FX ENERGY, INC. ON APRIL 27, 1998 (THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS)

      The undersigned hereby appoints David N. Pierce and Scott J. Duncan proxies, with full power of substitution, to vote the shares of common stock of FX ENERGY, INC. (the "Company"), which the undersigned is entitled to vote at the Annual Meeting of Shareholders of the Company ("Annual Meeting") to be held at Little America Hotel, 500 South Main, Salt Lake City, Utah, on April 27, 1998, at 10:00 a.m., local time, or any adjournment(s) thereof, such proxies being directed to vote as specified below. IF NO INSTRUCTIONS ARE SPECIFIED, SUCH PROXY WILL BE VOTED "FOR" EACH PROPOSAL.

      To vote in accordance with the Board of Directors' recommendations, sign below. The "FOR" boxes may, but need not, be checked. To vote against any of the recommendations, check the appropriate box marked "AGAINST" below. To withhold authority for the proxies to vote for any of the recommendations, check the appropriate box(es) marked "WITHHOLD AUTHORITY" below.

      The Board of Directors recommends votes "FOR" the following proposals, each of which has been proposed by the Board of Directors:

     1. To elect each of the following nominees to serve as a director for a term expiring at the 2001 Annual Meeting of the Shareholders of the Company and until a successor is elected and qualified. To withhold your vote for any individual nominee, strike a line through such nominee's name.

                Thomas B. Lovejoy                Scott J. Duncan


     2.   To approve the FX Energy, Inc. 1997 Stock Option and Award Plan.

            FOR  [  ]          AGAINST [  ]          WITHHOLD AUTHORITY    [  ]

     3. To transact such other business as may properly come before the Annual Meeting.

            FOR  [  ]          AGAINST [  ]          WITHHOLD AUTHORITY    [  ]


PLEASE PRINT YOUR NAME AND SIGN EXACTLY AS YOUR NAME APPEARS IN THE RECORDS OF
THE COMPANY.  WHEN SHARES ARE HELD BY JOINT TENANTS, BOTH SHOULD SIGN.   IF YOUR
SHARES ARE HELD AT A BROKERAGE HOUSE, PLEASE INDICATE IN THE SPACE PROVIDED THE NAME OF THE BROKERAGE HOUSE AND THE NUMBER OF SHARES HELD.

Dated:                                      Number of Shares Held of Record
      ------------------------------                                       -----


------------------------------------        ----------------------------------
Number of Shares Held at a                  Name of Brokerage or Clearing House
Brokerage or Clearing House



------------------------------------        ------------------------------------
---
Signature                                   Signature (if held jointly)


------------------------------------        ------------------------------------

Print Name                                  Print Name

PLEASE MARK, SIGN, DATE, AND
RETURN THIS PROXY TO:                FX ENERGY, INC.
                                     3006 SOUTH HIGHLAND DRIVE, SUITE 206
                                     SALT LAKE CITY, UTAH  84106